UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 25, 2017 (May 25, 2017)

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street, Evansville, IN		47708
(Address of principal executive offices)		(Zip Code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Stockholders of OneMain Holdings, Inc. (the “Company”) held on Thursday, May 25, 2017 (the “2017 Annual Meeting”), stockholders holding 132,117,091 shares of the Company’s common stock, par value $0.01 per share, were present in person or by proxy, representing approximately 97.64% of the 135,301,202 shares of the Company’s common stock that were issued and outstanding as of March 31, 2017, the record date for the 2017 Annual Meeting.

At the 2017 Annual Meeting, the Company’s stockholders (i) reelected Messrs. Jay N. Levine and Roy A. Guthrie as Class I directors to serve until the 2020 Annual Meeting, and until such director's successor has been elected and qualified, or until such director's earlier death, resignation or removal (the “Director Election Proposal”), (ii) voted to approve, on an advisory basis, named executive officer compensation (the “Say-On-Pay Proposal”), and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 (the “Ratification of Auditors Proposal”).

Votes cast at the 2017 Annual Meeting were as follows:

	FOR	WITHHELD	AGAINST	ABSTAIN	BROKER NON-VOTES
Director Election Proposal:

Jay N. Levine	120,711,321	5,739,001	—	—	5,666,769
Roy A. Guthrie	116,972,547	9,477,775	—	—	5,666,769

Say-On-Pay Proposal:	112,209,438	—	13,956,992	283,892	5,666,769

Ratification of Auditors Proposal:	131,790,291	—	68,128	258,672	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.
(Registrant)

Date:	May 25, 2017	By:	/s/ Scott T. Parker
Scott T. Parker
Executive Vice President and Chief Financial Officer